BY-LAWS
                                       OF
                         MANGUM ACQUISITION CORPORATION
                               A Texas Corporation

                               ARTICLE I - OFFICES

     The registered office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Texas as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

     * All references to Sections in these Bylaws refer to those sections contained in Volume 3A of the Texas Business Corporation Act, unless otherwise stated in these Bylaws.

Section 1 - Annual Meetings:  (Article 2.11)
----------------------------

     The annual meeting of the shareholders of the Corporation shall be held within or without the State of Texas, on the date and at the time fixed, from time to time, by the Directors of the Corporation, provided that the first annual meeting shall be held on a date within thirteen months after organization of the Corporation and all such subsequent annual meeting shall be held within a period of 13 months after the last annual meeting.

Section 2 - Special Meetings:  [Article 2.24(c)]
-----------------------------

     Special meetings of the shareholders shall be held within or without the State of Texas. Such meetings may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders not less than ten per cent (10%) of the shares then outstanding and entitled to vote thereat.

Section 3 - Place of Meetings:  [Article 2.24(c)]
------------------------------

     All meetings of shareholders shall be held at the registered office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:  (Article 2.25)
-------------------------------

     (a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.

     Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request, with the postage thereon prepaid.

     (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, without protesting the lack of notice thereof, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:  (Article 2.28)
-------------------

     (a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

     (b) Except as otherwise provided by statute, the Articles of Incorporation or these bylaws, and despite the absence of a quorum at any meeting of shareholders, the shareholders, by a majority of the shares, entitled to vote, represented in person or by proxy at that meeting votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:  (Article 2.28, 2.29)
-------------------

     (a) Except as otherwise provided by statute, the Articles of Incorporation, or these bylaws, any corporate action, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shareholder entitled to vote is required by statute, to be taken by vote of the shareholders, shall be authorized by an affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Corporation.

     (b) Except as otherwise provided by statute, the Articles of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

     (c) Any shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. A telegram, telex, cablegram, or similar transmission by the shareholder, or as a photographic, photo static, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as a valid proxy. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

     (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office: (Article 2.32)
------------------------------------------------

     (a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of one director, unless and until otherwise determined by vote of a majority of the entire Board of Directors. There shall be any number of Directors.*

     (b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

     (c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified. Thereinafter, directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election or until his prior death, resignation or removal.

     *Note that there is no minimum number of directors in Texas. However, the Corporation may place a minimum number of Directors in this section of the bylaws if it so desires.

Section 2 - Duties and Powers:  (Article 2.31)
------------------------------

     The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Regular Meetings; Notice:  (Article 2.37)
-------------------------------------

     (a) An annual meeting of the Board of Directors shall be held either within or without the State of Texas at such time and at such place as the Board shall fix; so long as such meeting immediately follows the annual meeting of the shareholders and is at the place of such annual meeting of shareholders.

     (b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this
Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:  (Article 2.37)
-------------------------------------

     (a) Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, and the President or by a majority of the directors of the Corporation then in office, at such time and place as may be specified in the respective notices or waivers of notice thereof.

     (b) Except as otherwise required statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 10F Article III, need not specify the business to be transacted at or the purposes or purposes of the meeting.

     (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson:
------------------------

     The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments:  (Article 2.35)
------------------------------------

     (a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws.

     (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting: (Article 2.35)
-----------------------------

     (a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

     (b) Except as otherwise provided by statute, by the Articles of Incorporation, or these By-Laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors. Any action authorized in writing made prior or subsequent to such action, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     (c) Where appropriate communications facilities are reasonably available, any or all Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies:  (Article 2.34)
----------------------

     (a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

     (b) Unless otherwise provided for by statute, the Articles of Incorporation or these Bylaws, when one or more directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation:
------------------------

     A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall be effective upon receipt thereof by the Board of Directors or such officer named herein, or at such subsequent time as shall be specified in such resignation.

Section 10 - Removal:  (Article 2.32)
---------------------

     (a) The shareholders of the Corporation may remove one or more Directors with or without cause unless the Articles of Incorporation of the Corporation provide otherwise.

     (b) If a Director is elected by a voting group of shareholders of the Corporation, only the shareholders of that voting group may participate in the vote to remove him/her.

     (c) If cumulative voting is authorized, a Director may not be removed if the number of votes sufficient to elect him/her under cumulative voting is voted against his/her removal. If cumulative voting is not authorized, a Director may be removed only if his/her number of votes cast to remove him/her exceeds the numbers of votes not to remove him/her.

     (d) A Director may be removed by the shareholders of the Corporation only at a meeting called for the purpose of removing him/her and the meeting notice must state the purpose, or one of the purposes, of the meeting is removal of the Director.

Section 11 - Salary:
--------------------

     No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12 - Contracts:  (Article 2.35-1)
-----------------------

     (a) No contract or other transaction between this Corporation and any other Corporation shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction, by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     (c) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:  (Article 2.36)
------------------------

     The Bard of Directors, by resolution adopted by a majority of the entire Board, may from time to time appoint from among its members one or more Directors to constitute an executive committee and such other committees, and alternate members thereof, as they deem desirable, each of which consisting of at least one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each committee shall serve at the pleasure of the Board and shall be governed by the rules, regulations or otherwise stated in these Bylaws.


                              ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office: (Article 2.42)
-----------------------------------------------------------------

     (a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and if desired such other officers, including a Chairperson of the Board of Directors, and one or more Vice Presidents, and such other officers as the Board of Directors may from time to time deem advisable or as may be prescribed by these Bylaws. Any officer other than the Chairperson of the Board of Directors may be, but is not required to be, a Director of the Corporation.

     (b) The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board following the annual meeting of shareholders.

     (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected, appointed and qualified, subject to earlier termination by his or her death, resignation or removal.

     (d) Each officer shall have such authority and perform such duties as may be provided for in these Bylaws or as may be determined, from time to time, by resolution of the Board not inconsistent with these Bylaws.

     (e) Any two or more offices may be held by the same person, but no officer shall execute, or acknowledge any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged, or verified by two or more officers.

Section 2 - Resignation:
------------------------

     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:  (Article 2.43)
--------------------

     Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, and a successor elected by a majority vote of the remaining Board of Directors at any time.

Section 4 - Vacancies:
----------------------

     A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.


Section 5 - Duties of Officers:  (Article 2.42)
-------------------------------

     All Officers of the Corporation shall, unless otherwise provided by the Board of Directors, have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 6 - Sureties and Bonds:
-------------------------------

     In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:
----------------------------------------

     The President, any Vice President, or such other person as the Board of Directors may authorize may execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation subject to the direction of the Board of Directors.

Section 8 Compensation:
----------------------

     The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                           ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:  (Article 2.19 & 2.20)
---------------------------------

     (a) The Board of Directors may authorize the issuance of some or all of the shares of the Corporation either with or without certificates. Certificated shares issued by the Corporation shall state upon its face thereof:

          (1) the name of the person to whom such shares are issued, that the corporation is organized under the laws of the State of Texas, the number and class of shares and the designation of the series if any, which such certificate represents, and the par value of each share represented by such certificate, or statement that the shares are without par;
          (2) shall be signed by the Chairperson of the Board, the President, a Vice President or any other officer authorized by the Board of Directors;

          (3) the relative rights preferences and limitations applicable to each class, if any, must be summarized on the face or back of each certificate or a statement on the face or back of such certificate that the Corporation will furnish the shareholder a full statement of this information on request to such shareholder and without charge; and
          (4) may bear the Corporate Seal or a facsimile thereof.

     (b) No certificate, if any, representing shares shall be issued for any share until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

     (c) The Board of Directors may authorize and issue certificates for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder thereof to exercise voting rights, to receive dividends thereon, and participate in any assets of the Corporation in the event of liquidation, or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates: (Bus. & Commerce Code Section 8.405)
-------------------------------------------

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, if the owner:

     (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser;

     (b) files with the Corporation a sufficient indemnity bond; and

     (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares:  (Article 2.22)
--------------------------------

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate, when such shares are for certificated shares which are duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4 - Record Date:  (Article 2.26)
-----------------------

     In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date has been fixed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held; and the record date for shareholders entitled to receive a distribution, other than a distribution involving a purchase or redemption by the Corporation of its own shares, or a share dividend, shall be the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

     (b) Unless a record date shall have been previously fixed or determined by the Board of Directors, the record date for any action proposed to be taken by consent in writing without a meeting of the shareholders may be fixed by the Board of Directors for the propose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided by law. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the Principal Executive Officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

                      ARTICLE VI - DIVIDENDS (ARTICLE 2.38)

     The Board of Directors may, from time to time, authorize and the Corporation may distribute dividends paid out of any funds available therefore.

                            ARTICLE VII - FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time.


                          ARTICLE VIII - CORPORATE SEAL

     The Board of Directors shall authorize, and alter from time to time, a corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors as they shall see fit.


                  ARTICLE IX - AMENDMENTS (SECTION 4.01 & 4.02)

Section 1 - By Shareholders:
----------------------------

     All Bylaws, except those referred to in Section 2 of this Bylaw, of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors.

Section 2 - By Directors:
------------------------

     The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that when the Board of Directors shall adopt a resolution setting forth a proposed amendment issuing shares of the Corporation, such amendment shall be submitted to vote at and receive a two-third approval at a properly called shareholders' meeting. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.